Exhibit 10.1

Visionary Hold i ngs Group Inc. 105 Moatfield D r, North York, ON M3B0A2 905 - 739 - 0593 APPENDIX A AGREEMENT OF EMPLOYMENT (This "AGREEMENT") TERMS AND CONDITIONS OF EMPLOYMENT I. Your Duties and Obligations Your primary duties are l isted in Schedule "A " to this Ag r eement between you and Visionary Education Technology Holdings Group Inc . ( h ereinafter , the "'Com1>anf'). The Company rcscr.cs the right to reasonably change the duties of your employment at its discretion. As a condition of your employmen t , you agree that you will adhere lo all Employer policies. mies , systems, and procedures , i ncluding , but not limited to the Company·s Po l icies & Guidelines Manual. We reserve the right to reasonabl y change the provisions of any of these at an y time You also acknowledge that, as an employee of the Company, you will be bound by a duty of loyalty. obedience, and confidentiality. 2. ungth and Extensions Your employment starts as soon as the contract is signed by all parties and effective on April 23, 202 - t This position is a Fu ll - time position. The probation will be Three months. Attendance register entry on a daily basis is mandatory . Non - compliance of entry will be viewed as violation of the policy and salary will be deducted for that period. This agreement implements the system of irregular working hours. and the salary is assessed according to the job responsibilities and goa l s . 3. Salary a nd Benefit s Your annual compensation will be $150,000 , with an additional $ 350 , 000 in perfonuance bonuses in the fonn of company stocks , contingent upon year - end pe r fonnance . Please complete the Schedule "A" Duties and Responsibilities. The emplo) ee will be paid monthly on the first working da y of th e following month . You will not receive any other employment benefits in your position , except for any benefits that are mandatory under the Ontario Empluymenl Standards Act. 200 0. The Company is required by la \ Y to take necessary deductions from your salary. including, but not limited to , federal tax , proYincial tax . Canadian Pension Plan ("CP P " ) contributions , and Em ployment Insurance (EI " ) premiums. The Company ,viii pay its statutory obligations of CPP contributions and EI premiums. - t. V acation You are entitled to, acations and Yacation pays in accordance with the minimum standard as set out in Ontario Employment Standard,· Act . 2000. 5. Termination You hereby ag ree that the Company ma y tenn inatc yo ur employment without cause and fully fulfill any legal obligations to yo u for notic e and/or payment in lieu of notice of tennination by providing y ou a ,,,, . · . .• 3 -- V r I I (initia I )

Vis i onary Hold i ngs Group Inc . 105 Moat fi e l d Dr , No rt h Yor k, ON M3B0A2 905 - 739 - 0593 notice and/or payment in lieu of notice equal to the minimum standard as set out in the Act , plus one week ·s n ot i ce or payment i11 lieu of. Any benefits from the Company yo u are ent i tled to will continue during the same period. You agree that upon received of your entitlements under this clause, n o further amounts shall be due and payable to you. whether under the Act, any other status. or at common law. When you a r e ten n i n ated \ \ ' ithout cause , in no circumstances will you receive less than your entitlement to notice , severance (if applicable) . and benefits con t inuation (if any), pursuant to the minimal standard as set out in the Act By signing th i s agreement , you express l y and irrevocably agree lo , vaive any entitlement to common law notice period or payment in lieu of. 6. Temporary Layoff You hereby acknowledge and agree tha t the Company may temporarily lay - off you in accordance with sect i on 56(2) of the Ontario hnployment S'tandard, Act . 2000. When you are temporarily laid - off, the Company may, in compl i ance,, ith section 56(2) of the Ontario £111µ/oymenl Standards Act. 2000, recall you to ret11m to work upon two (2) weeks· prior notice to you , and you arc required to return to work on the da t e prescribed on lhe recall no t ice. 7. Resignation I n t h e eYent you resign from the Company b efore the end of this contract, you agree to prO \ ide four weeks· notice. 8. Other Restrictive Covcmmts You hereby agree that following termination of your employment al the Co m pany for any r eason , you shall not hire. anempt lo hire any current emp l oyees of the Company. or cause any cu rr e n t employees of the Company to be hired by any entity owned, co n trolled or related to you. You hereby agree that following tennina t ion of your employment at the Company for any reason. you shall not solicit business from any current clients of the Com p any , o r from any cl ients who have retained the Company in the 18 - month period immediately preceding the date of the tennination of y o ur employment at the Company. As an essential part of the co n sideration for the Company entering into an employment contract with you, you hereby agree to t11e tenns of the agreement regarding confident i a l infonnation and proprietary property as set out in Appendix "·B'· to the offer of employment (the ··Confidentiality Agreeme n t' ' ) . The offer of employment is only effectively accepted if you and the Company executed the Confidentiality Agreement in Appendix "B" to the offer of employment. You agree that a n y violat i on of the Confide n tia l i t y Agreement during the t erms of your employment will i m m edia t e l y give the Company sufficient cause at law to tenninate your employment. 9. Miscellaneous a. Modification of the Agreement Any amendment or modification of this Agree m ent o r add i tiona l obligations assumed by either party in connection \ \ 'ith this Agreement will only be legally binding and enforceable if evidenced in writing signed by each and every Party. b. Entire Agreement 4 ' / ;, 1. h (initial)

Visionary Holdings Group Inc.
105 Moatfield Dr,
North York, ON
M3B 0A2
905-739-0593

There is no representation, warranty, collateral agreement or conditions affecting this agreement except as expressly provided in this Agreement.

c. Choice of Law and Forum

You agree that any dispute arising out of this Agreement shall be resolved in a court of competent jurisprudence in Toronto, Ontario, under the laws of the province of Ontario and Canada.

d. Severability

In the event that any provision of this Agreement is held to be invalid or unenforceable, in part or in whole, such provision is severed from this Agreement and all other provisions will continue to be valid and enforceable.

e. Independent Legal Advice

You agree that you have been given sufficient opportunity to seek independent legal advice. If you accept this offer of employment without seeking independent legal advice, you hereby waive any claim regarding this offer of employment based on the ground of lack of independent legal advice.

f. Free Will and Full Understanding

You are executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else; and you have carefully read this Agreement. You have asked any questions needed and understand the terms, consequences and binding effect of this Agreement and fully understand them.

g. Counterpart

This New Agreement may be executed and delivered (including by facsimile copy or by scanned copy attached to an email) in any number of counterparts, with the same effect as if all parties had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same New Agreement.

IN WITNESS WHEREOF, the Undersigned have signed this New Agreement in the presence of the witness whose name appears below and who signed in the presence of the undersigned at the same time on this ___23______day of_____April_____, 2024 at the City/Town of ___Toronto_________, Province of Ontario, Canada.

Employee: ____________________ Witness: Chris Xu ____________________

Employer: ____________________ Witness: Chris Xu ____________________

5

______(initial)

Visionary Holdings Group Inc.
105 Moatfield Dr,
North York, ON
M3B 0A2
905-739-0593

Schedule "A"

Employee: ZHONG CHEN
Job Title: CEO
Report To: Board Member
Start Date: April 23, 2024

DUTIES AND RESPONSIBILITIES

Please note the following duties are not an exhaustive list and that certain duties may get higher or lower priority depending on the time of year and the current needs of the company.

The _ CEO is required to perform a range of duties including but not limited to:

Responsibilities:

Strategic Leadership: Develop and communicate the organization's vision, mission, and strategic direction to shareholders, employees, and other stakeholders. Set clear goals and objectives aligned with shareholder value creation.

Financial Management: Oversee the financial health of the organization, including budgeting, financial planning, and monitoring financial performance. Work to maximize shareholder value through revenue growth, cost management, and profitability.

Corporate Governance: Ensure compliance with all regulatory requirements and corporate governance standards applicable to publicly traded companies. Maintain transparency and accountability to shareholders and the public.

Stakeholder Relations: Build and maintain positive relationships with shareholders, analysts, regulators, and other stakeholders. Communicate effectively with investors through earnings calls, investor presentations, and other forums.

Operational Oversight: Provide leadership and direction to all functional areas of the organization, including education content development, technology, marketing, sales, and operations. Ensure efficient and effective execution of business strategies.

6

_____(initial)

Visionary Holdings Group Inc.
105 Moatfield Dr,
North York, ON
M3B 0A2
905-739-0593

Innovation and Growth: Drive innovation in educational offerings, delivery methods, and technology solutions to meet the evolving needs of students and educators. Identify and pursue opportunities for growth through organic expansion, partnerships, and acquisitions.

Talent Management: Recruit, develop, and retain top talent to build a high-performing team. Foster a culture of excellence, collaboration, and continuous learning.

Risk Management: Identify and mitigate risks that could impact the organization's reputation, financial performance, or regulatory compliance. Develop and implement risk management strategies to safeguard the interests of shareholders and other stakeholders.

Social Responsibility: Lead the organization's efforts to contribute positively to society and the communities it serves. Ensure that corporate social responsibility initiatives align with the organization's values and strategic objectives.

Performance Evaluation: Establish key performance indicators (KPIs) to measure the organization's progress toward its goals. Regularly assess performance against these KPIs and take corrective action as needed to drive performance improvement.

7

_______(initial)